SCHEDULE 14A INFORMATION
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant   [X]

Filed by a Party other than the Registrant   [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement

[_]	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

[_]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[_]	Soliciting Material Under Rule 14a-12

Sanford C. Bernstein Fund, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[_]	Fee paid previously with preliminary materials:

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

E-Mail TEMPLATE

Subject: Bernstein Mutual Funds Shareholder Meeting - Please Vote!

Client,

I hope you are doing well. Over the past few weeks, we have been sending you reminders regarding a shareholder vote for our Bernstein mutual funds. Shareholders are being asked to approve new investment advisory agreements with AllianceBernstein L.P. (the advisor) and the election of directors for the Funds. For the proposals to pass, we need more than half of outstanding shareholders to vote, so every vote counts! I’d like to encourage you to vote, and just in case the reminder emails went to your junk folder, below are instructions for you to vote online:

1) Navigate to www.proxyvote.com<http://www.proxyvote.com>.

2) Enter or copy/paste your Control Number, which is ___________________.

3) Follow the on-screen instructions.

Clients who have voted online already said it took them less than a minute to vote. If you would prefer to vote over the phone, please give me a call and I will conference us in with a representative from Broadridge, the proxy vote administrator.

Please let me know if you have any questions.

Thanks for your help!

Associate